Exhibit 4.1

                       REGISTRATION RIGHTS AGREEMENT


                        DATED AS OF OCTOBER 25, 1999


                                By and Among


                            RITE AID CORPORATION


                                    and


                      GREEN EQUITY INVESTORS III, L.P.




                       REGISTRATION RIGHTS AGREEMENT


              This REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into as of October 25, 1999, by and among RITE AID CORPORATION, a Delaware corporation (the "COMPANY") and GREEN EQUITY INVESTORS III, L.P. ("GEI").

                            W I T N E S S E T H:

              WHEREAS, pursuant to a letter agreement, dated as of October 18, 1999 (the "LETTER AGREEMENT"), GEI has agreed to purchase 3,000,000 shares of the Company's Series A 8% Convertible Pay-in-Kind Preferred Stock (the "PREFERRED STOCK") at a purchase price of $100 per share;

              WHEREAS, in consideration of the aforementioned purchase of the Preferred Stock by GEI, the Company has agreed to provide to the holders of the Preferred Stock and the Common Stock (as defined below) into which it is convertible the registration rights set forth herein pursuant to Section 3.4 of the Letter Agreement;

              NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions herein set forth, the parties hereto hereby agree as follows:

                                ARTICLE I.

                            Certain Definitions

              As used in this Agreement, the following terms shall have the meanings ascribed to them below:

              1.1. "Common Stock" shall mean the common stock of the Company, par value $1.00 per share, that may be issued from time to time comprising common equity of the Company.

              1.2. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any federal statute then in effect which has replaced such statute.

              1.3. "Group" shall mean two or more Persons that would be deemed a "group" for purposes of Rule 13d-5 under the Exchange Act.

              1.4. "Holder" means GEI for so long as it owns any Registrable Securities and any other Person who is a holder or beneficial owner of Registrable Securities for so long as such Person owns any Registrable Securities.

              1.5. "Person" shall mean an individual, corporation, limited liability company, joint venture, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity that may be treated as a person under applicable law.

              1.6. "Registrable Securities" shall mean the Preferred Stock, the Company's Series B 8% Convertible Pay-in-Kind Preferred Stock (the "Series B Preferred Stock) issued upon exchange of the Preferred Stock and/or the Common Stock issued or issuable upon conversion of the Preferred Stock or the Series B Preferred Stock.

              As to any Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement registering such Registrable Securities under the Securities Act has been declared or becomes effective and such Registrable Securities have been sold or otherwise transferred by the Holder thereof pursuant to such effective registration statement; (ii) such Registrable Securities are sold pursuant to Rule 144 under circumstances in which any legend borne by such Registrable Securities relating to restrictions on the transferability thereof, under the Securities Act or otherwise, is removed by the Company or such Registrable Securities are eligible to be sold pursuant to paragraph (k) of Rule 144; or (iii) such Registrable Securities shall cease to be outstanding.

              1.7. "Rule 144" shall mean Rule 144 promulgated under the Securities Act.

              1.8. "Securities" shall mean the Preferred Stock, the Series B Preferred Stock or the Common Stock.

              1.9. "Securities Act" shall mean Securities Act of 1933, as amended, or any federal statute then in effect which has replaced such statute.

                                ARTICLE II.

              Public Offering Pursuant to Registration Rights

              2.1. Demand Registrations.

                   (a) Holders of Registrable Securities representing not less than one-third of the then-outstanding Registrable Securities (for purposes of this calculation, any Preferred Stock to be measured as the number of shares of Common Stock issuable upon conversion of such Preferred Stock at the then applicable conversion rate) (the "INITIATING HOLDERS") may require that the Company effect a registration under the Securities Act at any time or times (i) with respect to at least 25% of the Common Stock issued or issuable upon conversion of the Preferred Stock or Series B Preferred Stock (or such lesser of all remaining Registrable Securities) (a "COMMON STOCK REGISTRATION"), and (ii) with respect to Preferred Stock or Series B Preferred Stock with an anticipated offering or sale price of $75,000,000 to be registered on or after October 25, 2001 (a "PREFERRED STOCK REGISTRATION") (each of such a Common Stock Registration and a Preferred Stock Registration a "DEMAND REGISTRATION"). Upon receipt of written notice of such demand, the Company will promptly give written notice of the proposed registration to all Holders other than Initiating Holders and will include in such registration (x) all Registrable Securities specified in such demand, together with Registrable Securities of like kind of any other Holder joining in such demand as are specified in a written request received by the Company within 20 days after delivery of the Company's notice and (y) all shares of equity securities of the Company which the Company or other holders of equity securities having registration rights may elect to register. Notwithstanding anything in this Section 2.1(a) to the contrary, the Holders will collectively be entitled to no more than an aggregate of two (2) Demand Registrations.

                   (b) The Company shall file a registration statement with respect to each Demand Registration requested pursuant to Section 2.1(a) as soon as practicable after receipt of the demand of the Initiating Holders; provided, however, that if (x) in the good faith judgment of the Board of Directors of the Company (the "BOARD"), deferral of such Demand Registration or delivery of any prospectus supplement to be delivered pursuant to Section 2.1(d) or Section 2.5 would be in the best interests of the Company in that such registration or delivery would interfere with any other material corporate transaction (as evidenced by an appropriate resolution of the Board) of the Company or would require the disclosure of material non-public information, then the Company shall have the right to defer such filing or delivery, as the case may be, in order to effect such other material corporate transaction; provided, further, however, that (i) in any 12-month period in which the Company has not made a Shelf Registration (as defined in Section 2.4(d)), the Company may not defer the filing or delivery, as the case may be, for any period or periods aggregating more than 90 days after receipt of the demand of the Initiating Holders, and (ii) in any 12-month period in which the Company has made a Shelf Registration, the Company may not defer the filing or delivery, as the case may be, for any period or periods aggregating more than 120 days after receipt of the demand of the Initiating Holders, (y) the Company shall not be required to file any registration statement or deliver any prospectus supplement (i) if such filing or delivery is prohibited by applicable law, (ii) if the Company cannot obtain, after using its reasonable best efforts, financial information (or information used to prepare such information) necessary for inclusion of such registration statement or prospectus supplement or
       (iii) if the Company has already filed a registration statement which has not yet been declared effective or 30 days prior to the anticipated consummation of a public offering by the Company of its equity securities and 90 days subsequent to the consummation of such public offering, and (z) if the Company undertakes a registration within 90 days following an exercise of its deferral right, the Holders shall have "piggyback" rights under Section 2.2 hereof such that they shall be entitled to include therein a number of shares equal to not less than one-third (1/3) of the number of shares of Common Stock to be sold in such offering unless such inclusion would be in conflict with the express registration rights of any other party pursuant to any agreement by and between the Company and such party as in existence on the date hereof, in which instance such Holders shall be entitled to include in such offering the maximum number of shares not resulting in such conflict.

                   (c) If the Initiating Holders intend to distribute the Registrable Securities covered by a Demand Registration by means of an underwriting, they shall so advise the Company as part of their demand made pursuant to Section 2.1(a) and the Company shall include such information in its written notice to Holders. The Initiating Holders shall have the right to select the managing underwriter(s) for any underwritten Demand Registration, subject to the approval of the Board (which will not be unreasonably withheld or delayed). The right of any Holder to participate in an underwritten Demand Registration shall be conditioned upon such Holder's participation in such underwriting in accordance with the terms and conditions thereof, and the Company and all such Holders will enter into an underwriting agreement in customary form.

                   (d) The Initiating Holders may require the Company to make such Demand Registration in the form of a "shelf" registration (to the extent the Company then qualifies for the filing of a "shelf" registration statement), which they shall so advise the Company as part of their demand made pursuant to Section 2.1(a), providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, the Registrable Securities, pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission (the "SHELF Registration"). The Company agrees to use its best efforts to file the registration statement relating to the Shelf Registration to become or be declared effective no later than 120 days after such obligation arises, and to keep such Shelf Registration continuously effective until the earlier of (i) two (2) years from the effective date thereof or (ii) such time as there are no longer any Registrable Securities outstanding subject to such demand, subject to the Securities Act and the rules and regulations thereunder. The Company further agrees, subject to Section 2.1(b), to supplement or make amendments to the Shelf Registration, as and when required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration or by the Securities Act or rules and regulations thereunder for shelf registration, and the Company agrees to furnish to the Holders of the Registrable Securities copies of any such supplement or amendment promptly following its being used and/or filed with the Commission.

                   (e) The Holders will have absolute priority over any other Securities sought to be included in a Demand Registration. If such other Securities are included in any Demand Registration that is not an underwritten offering, all Registrable Securities of the Holders included in such offering shall be sold prior to or concurrently with the sale of any of such other Securities. If other Securities are included in any Demand Registration that is an underwritten offering, and the managing underwriter for such offering advises the Company that in its opinion the amount of Securities to be included exceeds the amount of Securities which can be sold in such offering without adversely affecting the marketability thereof, the Company will include in such registration all Registrable Securities requested to be included therein by the Holders prior to the inclusion of any other Securities. If the number of Registrable Securities requested by the Holders to be included in such registration exceeds the amount of Securities which in the opinion of such managing underwriter can be sold without adversely affecting the marketability of such offering, such Registrable Securities shall be included pro rata among the Holders based on the percentage of the then-outstanding Registrable Securities held by each such Holder.

              2.2. Piggyback Registration.

                   (a) If the Company shall determine to register any equity securities of the Company for its own account or for the account of other holders of equity securities of the Company on any registration form (other than Form S-4 or S-8 or other successor forms) which permits the inclusion of Registrable Securities held by any Holder (a "PIGGYBACK REGISTRATION"), the Company will promptly give each Holder written notice thereof and, subject to Section 2.2(c), shall include in such registration all Registrable Securities requested to be included therein pursuant to the written requests of Holders received within 20 days after delivery of the Company's notice.

                   (b) If the Piggyback Registration relates to an underwritten public offering, the Company shall so advise the Holders as part of the written notice given pursuant to Section 2.2(a). In such event, the right of any Holder to participate in such registration shall be conditioned upon such Holder's participation in such underwriting in accordance with the terms and conditions thereof. The Board shall have the right to select the managing underwriter(s) for any underwritten Piggyback Registration. All Holders proposing to distribute their Securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form.

                   (c) If such proposed Piggyback Registration is an underwritten offering and the managing underwriter for such offering advises the Company that the Securities requested to be included therein exceeds the amount of Securities or other securities that can be sold in such offering, except as provided in Section 2.1(b), any Securities or other securities to be sold by the Company or other holders of the Company's securities initiating such offering in such offering shall have priority over any Registrable Securities held by Holders, and the number of shares to be included by a Holder and other holders of the Company's securities that did not initiate the offering in such registration shall be reduced pro rata on the basis of the percentage of the then outstanding Registrable Securities held by each such Holder and all other holders exercising similar registration rights.

              2.3. Expenses of Registration. All expenses incurred in connection with up to two Demand Registrations and all Piggyback Registrations shall be borne by the Company, including without limitation the reasonable cost of one counsel to all Holders reasonably acceptable to the Company (the Company herein acknowledging that Irell & Manella LLP is acceptable counsel). All underwriting discounts, selling commissions and other similar fees relating to Registrable Securities included in any Demand or Piggyback Registration shall be borne by the holders of such Registrable Securities pro rata on the basis of the amount of Registrable Securities sold by them.

              2.4. Registration Procedures. In the case of each registration effected by the Company pursuant to this Article II, the Company will keep each Holder advised in writing as to the initiation of such registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

                   (a) cause such registration to be declared effective by the Securities and Exchange Commission (the "COMMISSION") and, (i) in the case of a Demand Registration other than a Shelf Registration, keep such registration effective for a period of 180 days or until the Holders whose Registrable Securities are included therein have completed the distribution described in the registration statement relating thereto, whichever first occurs, and
       (ii) in the case of a Shelf Registration, keep such registration effective as set forth in Section 2.1(d);

                   (b) as soon as reasonably possible, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus included therein
       (including post-effective amendments, prospectus supplements and pricing supplements) as may be necessary to effect and maintain the effectiveness of such registration statement for the period specified in Section 2.4(a).

                   (c) provide (A) the Holders of the Registrable Securities to be included in such registration statement, (B) the underwriters (which term, for purposes of this Agreement, shall include a person deemed to be an underwriter within the meaning of
       Section 2(11) of the Securities Act) if any, thereof, (C) the sales or placement agent therefor, if any, (D) counsel for such underwriters or agent, and (E) not more than one counsel for all the holders of such Registrable Securities the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment or supplement thereto;

                   (d) with respect to any Demand Registration that is a Shelf Registration, for a reasonable period prior to the filing of such registration statement, and throughout the period specified in
       Section 4(a), make available at reasonable times at the Company's principal place of business or such other reasonable place for inspection by one representative of each of the parties referred to in Section 2.4(d) who shall certify to the Company that they have a current intention to sell the Registrable Securities pursuant to the Shelf Registration such financial and other information and books and records of the Company, and cause the officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary, in the reasonable judgment of the respective counsel referred to in such Section, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that each such party shall be required to maintain in confidence and not to disclose to any other person any information or records reasonably designated by the Company in writing as being confidential, until such time as (A) such information becomes a matter of public record, other than by an impermissible disclosure by such party (whether by virtue of its inclusion in such registration statement or otherwise), or (B) such person shall be required, or shall deem it advisable, to disclose such information pursuant to the subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such person shall have given the Company prompt prior written notice thereof), or (C) such information is required to be set forth in such registration statement or the prospectus included therein or in an amendment to such registration statement or an amendment or supplement to such prospectus in order that such registration statement, prospectus, amendment or supplement, as the case may be, does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                   (e) (A) register or qualify the Registrable Securities to be included in such registration statement under such securities laws or blue sky laws of such jurisdictions as any Holder of such Registrable Securities and each placement or sales agent, if any, therefor and underwriter, if any, thereof shall reasonably request, and (B) with respect to any Shelf Registration, keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions during the period the Shelf Registration is required to remain effective under Section 2.4(a) above and for so long as may be necessary to enable any such Holder, agent or underwriter, if any, to complete its distribution of Registrable Securities pursuant to such registration statement and
       (C) take any and all other actions as may be reasonably necessary or advisable to enable each such Holder, agent, if any, and underwriter, if any, to consummate the disposition in such jurisdictions of such Registrable Securities; provided, however, that the Company shall not be required for any other purpose to (1) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 2.4(f) or (2) consent to general service of process or taxation in any such jurisdiction;

                   (f) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as any Holder from time to time may reasonably request;

                   (g) promptly notify the selling Holders of Registrable Securities, the sales or placement agent, if any, therefor and the managing underwriter or underwriters, if any, thereof and confirm such advice in writing, (A) when such registration statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and with respect to such registration statement or any post-effective amendment, when the same has become effective, (B) of any comments by the Commission, the Blue Sky or securities commissioner or regulator of any state with respect thereto or any request by the Commission for amendments or supplements to such registration statement or prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation or threatening of any proceedings for that purpose, (D) if at any time the representations and warranties of the Company contemplated by
       Section 2.4(p) or Section 3 cease to be true and correct in all material respects, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for the sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (F) at any time when a prospectus is required to be delivered under the Securities Act, that such registration statement, prospectus, prospectus amendment or supplement or post-effective amendment, or any document incorporated by reference in any of the foregoing, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                   (h) obtain the withdrawal of any order suspending the effectiveness of such registration statement or any post-effective amendment thereto at the earliest practicable date;

                   (i) if requested by any managing underwriter or underwriters, any placement or sales agent or any Holder of Registrable Securities, promptly incorporate in a prospectus supplement or post-effective amendment such information as is required by the applicable rules and regulations of the Commission and as such managing underwriter or underwriters, such agent or such holder specifies should be included therein relating to the terms of the sale of such Registrable Securities, including, without limitation, information with respect to the principal amount of Registrable Securities being sold by such Holder or agent or to any underwriters, the name and description of such Holder, agent or underwriter, the offering price of such Registrable Securities and any discount, commission or other compensation payable in respect thereof, the purchase price being paid therefor by such underwriters and with respect to any other terms of the offering of the Registrable Securities to be sold by such Holder or agent or to such underwriters; and, with respect to a Demand Registration that is a Shelf Registration, make all required filings of such prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus supplement or post-effective amendment pursuant to this clause (i);

                   (j) furnish to each Holder of Registrable Securities included in such registration statement, each placement or sales agent, if any, therefor, each underwriter, if any, thereof and the respective counsel referred to in Section 2.4(d) an executed copy of such registration statement, each such amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and such number of copies of such registration statement (excluding exhibits thereto and documents incorporated by reference therein unless specifically and reasonably so requested by such Holder, agent or underwriter, as the case may
       be) and of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act; and the Company hereby consents to the use of such prospectus (including such preliminary and summary prospectus) and any amendment or supplement thereto by each such Holder and by any such agent and underwriter, if any, in each case in the form most recently provided to such party by the Company, in connection with the offering and sale of the Registrable Securities covered by the prospectus (including such preliminary and summary prospectus) or any supplement or amendment thereto;

                   (k) cause all Registrable Securities covered by such registration to be listed on each securities exchange or inter-dealer quotation system on which similar securities issued by the Company are then listed;

                   (l) provide a transfer agent and registrar for all Registrable Securities covered by such registration and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

                   (m) obtain the consent or approval of each governmental agency or authority, whether federal, state, provincial or local, which may be required to effect any such Shelf Registration or the offering or sale in connection therewith or to enable the selling Holder or Holders to offer, or to consummate the disposition of, their Registrable Securities; provided, however, that the Company shall not be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this
       Section 2.4(n) or (2) consent to general service of process or taxation in any such jurisdiction;

                   (n) cooperate with the Holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends;

                   (o) with respect to an underwritten Demand, whether or not an agreement of the type referred to in Section 2.4(s) hereof is entered into and whether or not any portion of the offering contemplated by such registration statement is an underwritten offering or is made through a placement or sales agent or any other entity, obtain an opinion or opinions of counsel to the Company in customary form and covering such other matters of the type customarily covered by such an opinion, as the managing underwriters, if any, and as any Holders of at least 25% in aggregate principal amount of the Registrable Securities to be included in such Shelf Registration may reasonably request, addressed to such Holder or Holders and the placement or sales agent, if any, therefor and the underwriters, if any, thereof and dated the closing date of such offering; obtain a "cold comfort" letter or letters from the independent certified public accountants of the Company addressed to the underwriters, thereof, dated (i) the effective date of such registration statement, (ii) the effective date of any prospectus supplement to the prospectus included in such registration statement or post-effective amendment to such registration statement which includes unaudited or audited financial statements as of a date or for a period subsequent to that of the latest such statements included in such prospectus (and, if such registration statement contemplates an underwritten offering pursuant to any prospectus supplement to the prospectus included in such registration statement or post-effective amendment to such registration statement which includes unaudited or audited financial statements as of a date or for a period subsequent to that of the latest such statements included in such prospectus, dated the date of the closing under the underwriting agreement relating thereto), such letter or letters to be in customary form and covering such matters of the type customarily covered by letters of such type; deliver such documents and certificates, including officers' certificates, as may be reasonably requested by any Holders of at least 25% in aggregate principal amount of the Registrable Securities to be included in such Shelf Registration and the placement or sales agent, if any, therefor and the managing underwriters, if any, thereof to evidence the accuracy of the representations and warranties contained in Section 3 hereof and the compliance with or satisfaction of any agreements or conditions contained in the underwriting agreement or other agreement entered into by the Company; and undertake such obligations relating to expense reimbursement, indemnification and contribution as are provided in Section 2.7 hereof;

                   (p) in the event that any broker-dealer registered under the Exchange Act shall underwrite any Registrable Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Rules of Conduct (the "RULES OF CONDUCT") of the National Association of Securities Dealers, Inc. ("NASD") thereof, whether as a holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise use its reasonable best efforts to assist such broker-dealer in complying with the requirements of such Rules of Conduct, including, without limitation, by providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules of Conduct;

                   (q) otherwise comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable but in no event later than eighteen months after the effective date of such registration statement, an earnings statement covering the period of at least twelve months, but not more than 18 months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 thereunder); and

                   (r) in connection with any underwritten Demand
       Registration, the Company will enter into an underwriting agreement reasonably satisfactory to the Initiating Holders containing customary underwriting provisions, including indemnification and contribution provisions.

              2.5. Delivery of Prospectus Supplement. Subject to Section 2.1(b), in the event that the Company would be required, pursuant to
Section 2.4(h) above, to notify the selling Holders of Registrable Securities, the placement or sales agent, if any, therefor and the managing underwriters, if any, thereof, the Company shall as soon as reasonably practicable prepare and furnish to each such Holder, to each placement or sales agent, if any, and to each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to initial purchasers of Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Each Holder of Registrable Securities agrees that upon receipt of any notice from the Company pursuant to Section 2.4(h) hereof, such Holder shall forthwith discontinue the disposition of Registrable Securities pursuant to the registration statement applicable to such Registrable Securities until such Holder shall have received copies of such amended or supplemented prospectus, and if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus covering such Registrable Securities at the time of receipt of such notice.

              2.6. Furnishing Information by the Holders. The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such Holder and such Holder's intended method of distribution of such Registrable Securities as the Company may from time to time reasonably request in writing, but only to the extent that such information is required in order to comply with the Securities Act. Each such Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company or of the occurrence of any event in either case as a result of which any prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such Holder or such Holder's intended method of distribution of such Registrable Securities or omits to state any material fact regarding such Holder or such Holder's intended method of distribution of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish information so required so that such prospectus shall not contain, with respect to such Holder or the distribution of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

              2.7. Indemnification.

                   (a) The Company will indemnify each Holder whose Registrable Securities are to be included in a registration pursuant to this Article II, each of such Holder's officers, directors, partners, agents, employees and representatives and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to each registration, qualification or compliance effected pursuant to this Article II, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, or other document incorporated by reference therein, or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such indemnified person for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to a Holder to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder and provided for use in such registration statement, prospectus, offering circular or other document or the Holder delivered a registration or prospectus in violation of Section 2.5 hereof after notice was provided by the Company as provided in
       Section 2.5. It is agreed that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed).

                   (b) Each Holder whose Registrable Securities are included in any registration effected pursuant to this Article II shall indemnify the Company, each of its directors, officers, agents, employees and representatives, and each Person who controls the Company within the meaning of Section 15 of the Securities Act, each other such Holder and each of their officers, directors, partners, agents, employees and representatives and each person controlling such Holder, and each underwriter, if any, of such Registrable Securities and each Person who controls any such underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document incident to such registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such indemnified persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in strict conformity with written information furnished to the Company by such Holder and provided specifically for use therein; provided, however, that (x) no Holder shall be liable hereunder for any amounts in excess of the gross proceeds received by such Holder pursuant to such registration, and (y) the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

                   (c) Each party entitled to indemnification under this
       Section 2.7 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed, the Company herein and hereby approving Irell & Manella LLP as counsel to GEI for the purposes of this Section 2.7(c)), and the Indemnified Party may participate in such defense with counsel reasonably acceptable to and paid for by the Indemnifying Party but otherwise at the Indemnified Party's expense, and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.7 to the extent such failure is not materially prejudicial. No Indemnifying Party in the defense of any such claim or litigation shall except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include an unconditional release of such Indemnified Party from all liability in respect of such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                   (d) If the indemnification provided for in this Section
       2.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                   (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

              2.8. Other Obligations. With a view to making available the benefits of certain rules and regulations of the Commission which may effectuate the registration of Registrable Securities or permit the sale of Registrable Securities to the public without registration, the Company agrees to:

                   (a) exercise best efforts to cause the Company to be eligible to utilize Form S-3 (or any similar form) for the registration of Securities;

                   (b) at such time as any Registrable Securities are eligible for transfer under Rule 144(k), upon the request of the holder of such Registrable Securities, remove any restrictive legend from the certificates evidencing such Registrable Securities at no cost to such holder;

                   (c) make and keep available public information as defined in Rule 144 under the Securities Act at all times;

                   (d) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

                   (e) furnish any Holder upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after 90 days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the Commission (including Rule 144A) allowing a holder of Registrable Securities to sell any such Registrable Securities without registration.

              2.9. Hold-Back Agreements. If requested by the Company or any underwriter of securities of the Company, Holders shall not sell or otherwise transfer or dispose of any Securities (other than pursuant to such registration) during the period 15 days prior to and 90 days following the effective date of registration statement relating to the offering of the Company's Securities for its own account or such longer period that the underwriters may reasonably request. The obligations described in this
Section 2.9 shall not apply to a registration on Form S-4 or Form S-8 or similar forms which may be promulgated in the future and shall not apply to a Holder holding less than 1% of the then-outstanding Securities.

                               ARTICLE III.

                       Representations and Warranties

              The Company represents and warrants to, and agrees with, GEI and each of the Holders from time to time of Registrable Securities that:

                   (a) The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any subsidiary of the Company is a party or by which the Company or any subsidiary of the Company is bound or to which any of the property or assets of the Company or any subsidiary of the Company is subject nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any subsidiary of the Company or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Registrable Securities, and such consents, approvals, authorizations, registrations or qualifications as may be required under State securities or blue sky laws in connection with the offering and distribution of the Registrable Securities.

                   (b) This Agreement has been duly authorized, executed and delivered by the Company.

                                ARTICLE IV.

                                Termination

              This Agreement shall terminate immediately following the moment at which there exist no Securities that constitute Registrable Securities; provided, however, that Section 2.7 hereof shall survive indefinitely.

                                ARTICLE V.

                               Miscellaneous

              5.1. Recapitalization, Exchanges, etc. Affecting the Common Stock. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (a) the Registrable Securities and (b) any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for the Registrable Securities, by reason of any stock dividend (including, without limitation, a payment-in-kind dividend paid on the Preferred Stock), split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise. In the event of any change in the capitalization of the Company as a result of any stock split, stock dividend or stock combination, the provisions of this Agreement shall be appropriately adjusted.

              5.2. Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, in addition to any other remedies available under applicable law, be entitled to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

              5.3. Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto. In the event that any transferee of any Holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing of any kind, be deemed a party hereto for all purposes and such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such transferee shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

              5.4. Survival. The respective indemnities, agreements, representations, warranties and each other Provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statements as to the results thereto) made by or on behalf of any Holder of Registrable Securities, any director, officer or partner of such Holder, any agent or underwriter or any director, officer or partner thereof, or any controlling person of any of the foregoing, and shall survive delivery of and payment for the Registrable Securities pursuant to the Letter Agreement and the transfer of Registrable Securities by such Holder.

              5.5. Amendment; Waiver.

                   (a) This Agreement may be amended only by a written instrument signed by the Company and by Holders holding more than 66% of the then outstanding Registrable Securities and, in the case of any amendment that adversely affects any Holder or all of the members of any group of Holders differently from any of the other Holders, by such Holder or the holders of more than 66% in interest of the Securities held by such group of Holders.

                   (b) No provision of this Agreement may be waived orally, but only by a written instrument signed by the party against whom enforcement of such wavier is sought. Holders shall be bound from and after the date of the receipt of a written notice from the Company setting forth such amendment or waiver, whether or not the Registrable Securities shall have been marked to indicate such amendment or waiver.

              5.6. Notices. Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing (including a writing delivered by facsimile transmission) and shall be deemed to have been duly given if delivered personally, or sent by either certified or registered mail, return receipt requested, postage prepaid, or by overnight courier guaranteeing next day delivery, or by telex or telecopier, at the following addresses:

                     if to the Company:

                     30 Hunter Lane
                     Camp Hill, Pennsylvania 17011
                     Attention:  President
                     Telecopier:  (717) 975-3762

                     with a copy to

                     Skadden, Arps, Slate, Meagher & Flom LLP
                     919 Third Avenue
                     New York, New York  10022-3897
                     Attention:  Stacy J. Kanter
                     Telecopier:  (212) 735-2000

                     if to GEI:

                     c/o Leonard Green & Partners, L.P.
                     11111 Santa Monica Boulevard, Suite 2000
                     Los Angeles, California 90025
                     Attention:  Jonathan D. Sokoloff
                     Telecopier:  (310) 954-0404

                     with a copy to:

                     Irell & Manella LLP
                     333 South Hope Street, Suite 3300
                     Los Angeles, California 90071
                     Attention:  Edmund M. Kaufman, Esq.
                     Telecopier:  (213) 229-0515

GEI may, by written notice given to the Company in accordance with this
Section 4.5, change the address to which such notice or other communications are to be sent to it. All such notices and communications shall be deemed to have been given on the date of delivery thereof, if delivered by hand, on the fifth day after the mailing thereof, if mailed, on the next day after the sending thereof, if by overnight courier and when receipt is acknowledged, if telecopied.

              5.7. Inspection. So long as this Agreement shall be in effect, this Agreement and any amendments hereto shall be made available for inspection by any Holder at the principal offices of the Company.

              5.8. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

              5.9. Headings. Article, section and paragraph headings are inserted for convenience only and do not constitute a part of this Agreement.

              5.10. Integration. This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to this subject matter.

              5.11. Illegality. In case any provision in this Agreement shall be declared or held invalid, illegal or unenforceable, in whole or in part, whether generally or in any particular jurisdiction, such provision shall be deemed amended to the extent, but only to the extent, necessary to cure such invalidity, illegality or unenforceability, and the validity, legality and enforceability of the remaining provisions, both generally and in every other jurisdiction, shall not in any way be affected or impaired thereby.

              5.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.


              IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.


                                          RITE AID CORPORATION


                                          By:  /s/ Elliot S. Gerson
                                          Its: Senior Executive Vice President,
                                                 General Counsel and Secretary


                                          GREEN EQUITY INVESTORS III, L.P.

                                          By: Leonard Green & Partners, L.P.

                                               By: LGP Management, Inc.

                                                   /s/ Jonathan Sokoloff
                                                   _________________________